Exhibit 23(i)
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statement (Form S-3ASR No. 333-275853) of Stryker Corporation, and
2.Registration Statement (Form S-8 No. 333-140961) pertaining to the 2006 Long-Term Incentive Plan of
Stryker Corporation, and
3.Registration Statements (Form S-8 No. 333-150396, Form S-8 333-221959 and Form S-8 No. 333-287683)
pertaining to the 2008 Employee Stock Purchase Plan of Stryker Corporation, and
4.Registration Statements (Form S-8 No. 333-179142, Form S-8 333-221958 and Form S-8 No. 333-287683)
pertaining to the 2011 Long-Term Incentive Plan of Stryker Corporation;
of our reports dated February 11, 2026, with respect to the consolidated financial statements and schedule of Stryker
Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Stryker Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2025.
/s/ Ernst & Young LLP
Grand Rapids, Michigan
February 11, 2026